SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2002

VITAL LIVING, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	000-33211 (Commission File Number)	88-0485596 (IRS Employer Identification No.)

5080 North 40th Street, Suite #105 Phoenix, Arizona
(Address of principal executive offices) (Zip Code)

(602) 952-9909

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
Item 7. Exhibits.
SIGNATURES
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets

     On November 20, 2002 Vital Living Inc. (OTCBB: VTLV) (the “Company”) completed the acquisition (the “MAF Acquisition”) of privately-held MAF BioNutritionals (“MAF”) of Boonton, NJ, an innovative nutraceutical company selling to health conscious consumers and practitioners nationwide. The purchase price was 2,500,000 restricted shares of the Company’s Common Stock, with no registration rights. MAF products are comprised of naturally occurring, primarily certified organic, substances that address the needs of an aging and chronically ill population, an emerging new category in disease prevention and health care.

     In connection with the MAF Acquisition, the Company provided a guaranty of approximately (i) $270,000 of MAF debt which was incurred in connection with MAF’s acquisition in early 2002 of Boulder Endurance Co., Inc. The Company also guaranteed a loan obligation of MAF of $650,000, which amount relates to a loan facility from Commerce Bank NA of Flemington, NJ. This obligation, which bears interest at the rate of 6.75% and matures in 2008, is 75% guaranteed by the U.S. Small Business Administration.

     As a condition to closing, the Company entered into a new three year employment contract with William Coppel, who will serve as President and COO. The Company also amended and restated Stuart Benson’s employment agreement, who will also serve as Vice Chairman of the Board of Directors in addition to serving as Executive Vice President, Secretary and Treasury. Brad Edson, Chairman and CEO of the Company, entered into an amendment to his employment contract providing for an additional year of service. The Company also entered into a Voting Agreement with certain Brad Edson, Leslie Quick, Thomas Quick, William Coppel and certain other shareholders which obligates those individuals to vote for certain members to the Board of Directors.

     Concurrently with the closing of the MAF Acquisition, the Company completed initial placement of 18.678 Units, each Unit consisting of 70,000 shares of Common Stock, five year warrants to acquire a 70,000 shares of Common Stock, such warrants exercisable at $1.65 per share (the “Series B Warrants”) and warrants to acquire 70,000 shares of Common Stock at an exercise price of $2.14 per share (the “Series C Warrants”). The total raised by the Initial Closing was $1,307,500. The aggregate number of shares of Common Stock issued at the Initial Closing was 1,307,000 shares. A like number of Series B Warrants and Series C Warrants were also issued. The Company has an obligation to complete the registration of the shares of Common Stock issued in connection with the private placement, as well as the shares which may be issued upon exercise of the Series B and Series C Warrants, within 90 days from the closing, subject to extension in certain events.

     In connection with the MAF Acquisition, the Company separately announced that William Coppel and Carson Beadle, currently the MAF president and board members, respectively, will, at the closing of the transaction, join an expanded Vital Living board of directors Also joining the Board, at the closing of the transaction, was Leslie C. Quick, III, who an investor in the Company’s concurrent private placement. Mr. Quick also currently serves as Chairman and Chief Executive Officer of Fleet Securities, Inc. and President and Chief Executive Officer of U.S. Clearing, a division of Fleet Securities, Inc. Previously, he had been President and Chief Operating Officer of The Quick & Reilly Group, Inc which was acquired in 1998 by Fleet Boston Financial Corporation.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired.

(4) Financial statements of MAF BioNutritionals LLC will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report

(b)	Pro forma financial information

(2) Pro forma financial information regarding the acquisition will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.

(c)	Exhibits.

The Company agrees to furnish supplementally a copy of any omitted schedules to the exhibits listed above to the Securities and Exchange Commission upon request.

Item 7.  Exhibits.

2.1.	Stock Purchase Agreement, dated as of October 23, 2002 by and among Vital Living, Inc., MAF BioNutritionals, LLC, a New Jersey limited liability company, William A. Coppel, Kenneth Martin, Phillip B. Maffetone, Leslie C. Quick, III, Thomas C. Quick and Kenneth Glah*

4.1	Form of Subscription Agreement

4.2	Form of Registration Rights Agreement

4.3	Form of Series B Warrant

4.4	Form of Series C Warrant

4.5	Voting Agreement

10.1	Amendment to Brad Edson Employment Agreement

10.2	Restatement of Stuart Benson Employment Agreement

10.3	William Coppel Employment Agreement

99.1	Press Release Announcing completion of the MAF Acquisition

*	Previously filed as Exhibit 2.1 to the Form 8-K filed on November 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.
By	/s/ BRADLEY D. EDSON Bradley D. Edson, C.E.O.

Date: November 20, 2002